CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Registration Statement on Amendment No. 4 to Form S-1 (File No. 333-155357) of our report dated April 30, 2010 relating to the balance sheets of Christian Stanley, Inc. (a development stage company) as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders' deficiency, and cash flows for the years ended December 31, 2009 and 2008, and for the period June 1, 2004 (Inception) to December 31, 2009. We also consent to the reference to our firm under the caption "Experts".

Los Angeles, California
October 4, 2010